As filed with the Securities and Exchange Commission on April 17, 2000
                                       Registration No. 333-22551
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
             ______________________________________
                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                      THE LOEWEN GROUP INC.
     (Exact name of registrant as specified in its charter)

              PROVINCE OF BRITISH COLUMBIA, CANADA
 (State or other jurisdiction of incorporation or organization)

                           98-0121376
              (I.R.S. Employer Identification No.)

                       4126 NORLAND AVENUE
           BURNABY, BRITISH COLUMBIA, CANADA  V5G 3S8
            (Address of principal executive offices)

     LOEWEN GROUP INTERNATIONAL, INC. 401(K) RETIREMENT PLAN
                    (Full title of the plans)

                         JOHN P. PALUMBO
                LOEWEN GROUP INTERNATIONAL, INC.
                   311 ELM STREET, SUITE 1000
                      CINCINNATI, OH  45202
                         (513) 768-7433
    (Name, address, including zip code, and telephone number, including area code of agent for service)

                            Copy to:
                       Michelle L. Johnson
                    THELEN REID & PRIEST LLP
                  101 Second Street, Suite 1800
              San Francisco, California  94105-3601

                        EXPLANATORY NOTE

     The Loewen Group Inc. (the "Company") is filing this Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8 (File No. 333-22551; the "Registration Statement"). The Registration Statement relates to employee contributions to be made to the Company Stock Fund of the Loewen Group International, Inc. 401(k) Retirement Plan (the "Plan"). Employees may only receive cash distributions from the Company Stock Fund. Accordingly, no Common shares without par value ("Common Shares") may be issued under the Plan. The Registration Statement incorporated by reference Registration Statement on Form S-8 (File No. 33-72808), which also related to employee contributions to be made to the Company Stock Fund. Effective June 1, 1999, participants were prohibited from making cash contributions or transferring funds to the Company Stock Fund. Accordingly, the deemed offering of Common Shares under the Plan has been terminated. The Registration Statement is hereby amended to deregister all Common Shares that were not deemed to be issued.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Post-Effective Amendment on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, Province of British Columbia, Canada, on this 11th day of April, 2000.

                           THE LOEWEN GROUP INC.


                           By:/s/ Paul A. Houston
                              Paul A. Houston
                              President and Chief Executive Officer


Dated:  April 11, 2000     /s/ Paul A. Houston
                           Paul A. Houston
                           President, Chief Executive Officer and Director
                           (Principal Executive Officer)


Dated:  April 11, 2000     /s/ Michael A. Cornelissen
                           Michael A. Cornelissen
                           Senior Vice-President, Chief Financial Officer
                           (Principal Financial Officer)


Dated:  April 11, 2000     /s/ Dwight K. Hawes
                           Dwight K. Hawes
                           Senior Vice-President, Corporate Controller
                           (Principal Accounting Officer)

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
Dated:  April 11, 2000     /s/ John S. Lacey
                           John S. Lacey
                           Chairman of the Board


Dated:  April 11, 2000     /s/ Charles B. Loewen
                           Charles B. Loewen
                           Director


Dated:  April 11, 2000     /s/ James D. McLennan
                           James D. McLennan
                           Director


Dated:  April 11, 2000     /s/ Donna R. Moore
                           Donna R. Moore
                           Director


Dated:  April 11, 2000     /s/ William R. Riedl
                           William R. Riedl
                           Director


Dated:   April 11, 2000    /s/ The Right Honourable John N. Turner
                           The Right Honourable John N. Turner, P.C., C.C., Q.C.
                           Director


Dated:  April 11, 2000
                           John L. Wiesner
                           Director



AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

     The undersigned is the Company's authorized representative in the United States.



Dated:                     /s/ Donald F. Delaney
                           Donald F. Delaney
                           Vice-President, Corporate Controller

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